POWER OF ATTORNEY
Brandon Y. Boey

Know all by these present, that the undersigned hereby makes, constitutes and appoints each of Michael R. Archer, Christopher G. Hutchinson and Jared L. Merritt, or either of them acting singly, and with full power of substitution and re-substitution, the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

1. Prepare, execute, and submit to the Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney-in-Fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

2. Prepare, execute and submit for and on behalf of the undersigned, in the undersigned's capacity as an executive officer or director of Camden National Corporation (the "Company"), any Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (including any amendments thereto) that the undersigned is required to file with the SEC or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 ("Rule 144"), or as required by any national securities exchange on which the Company's securities are listed; and

3. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or

Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of October 7, 2025.

Name: Brandon Y. Boey
Title: SVP, General Counsel and Corporate Secretary

Carly J. Traub, Esq.
Maine Bar No. 5612

Name of Notary

October 7, 2025

Date

Notary Signature and Seal to be Placed Here

FORM ID POWER OF ATTORNEY
Brandon Y. Boey

KNOW ALL BY THESE PRESENTS, THAT the undersigned, Brandon Y. Boey (the "Filer") hereby constitutes and appoints each of Michael R. Archer, Christopher G. Hutchinson and Jared L. Merritt of Camden National Corporation, or either of them acting singly, the Filer's true and lawful attorney-in-fact to:

(1) act as account administrators to manage the Filer's EDGAR account and EDGAR Access Codes;

(2) receive notification from the United States Securities and Exchange Commission (the "SEC") of the various codes and passwords issued to the Filer;

(3) prepare, execute and submit to the SEC a Form ID application, including a Form ID authenticating document and any other documents necessary and appropriate in connection with the Filer's application, for and on behalf of the Filer;

(4) do and perform any and all acts for and on behalf of the Filer which may be necessary or desirable to complete the foregoing; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Filer, it being understood that the documents executed by such attorney-in-fact on behalf of the Filer pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The Filer hereby grants severally to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Filer might or could do if personally present, with full and several power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The Filer hereby represents that he has not been criminally convicted as a result of a federal or state securities law violation, or civilly or administratively enjoined, barred, suspended, or banned in any capacity (e.g., officer or director bar, prohibition from associating with brokers, dealers, investment advisers, and/or other securities entities, or bar from participation in certain industries), as a result of a federal or state securities law violation.

The Filer agrees that each such attorney-in-fact herein and account administrator may rely entirely on information furnished orally or in writing by the Filer or its representatives to such attorney-in-fact. The Filer also agrees to indemnify and hold harmless each such attorney-in-fact and account administrator against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the Filer or its representatives for purposes of completing, delivering or filing any of the forms or documents provided herein and agrees to reimburse each such attorney-in-fact herein and account administrator for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until revoked by the Filer in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of October, 2025.

Name: Brandon Y. Boey
Title: SVP, General Counsel and Corporate Secretary

Carly J. Traub, Esq.
Maine Bar No. 5612

Name of Notary

October 7, 2025
Date

Notary Signature and Seal to be Placed Here